Exhibit 10.1

SEVERANCE AGREEMENT AND GENERAL RELEASE
Endologix, Inc. (“Company”) and John McDermott (“Employee”) hereby enter into the following Severance Agreement and General Release (this “Agreement”):
1.Employee shall retire as an employee of Company, and as a director and/or officer, as applicable, of each subsidiary of Company, and the employment relationship between Employee, Company and each subsidiary of Company will be separated effective on June 30, 2018 (the “Separation Date”). In the event Company does not anticipate having a new Chief Executive Officer in place on or before the Separation Date and until a new Chief Executive Officer has been hired and is actively employed by the Company, upon thirty (30) days’ prior written notice, the Company may elect to extend the term of this Agreement, including the Separation Date and the duties to be performed by Employee hereunder, for a period designated by Company. In the event the Company hires a new Chief Executive Officer before the Separation Date, Employee shall resign as Chief Executive Officer and as a director of the Company on such earlier date as notified in writing by the Company, and, subject to Section 2, shall remain employed in a non-executive capacity assisting in transitional matters through the Separation Date, during which time he shall continue receive base salary and all applicable employee benefits. Employee represents and warrants to the best of his knowledge that in the course of his employment he has materially complied with applicable law and regulation. In reliance on Employee’s representations and releases in this Agreement, and conditioned on Employee’s compliance with the terms of this Agreement, Company will provide Employee with the following, in each case less applicable withholdings as required by law:
(a)    an Agreement for Independent Contractor Services in the form of Exhibit A attached hereto (the “Independent Contractor Agreement”);
(b)    fully earned but unpaid base salary, unused and accrued vacation and unreimbursed business expenses through the date of termination, paid as soon as practicable following the Separation Date;
(c)    (i) a lump sum severance payment, equivalent to eighteen months base pay, in the gross amount of $858,000.00 (the “Severance Payment”) and (ii) payment of Employee’s target bonus for the 2018 calendar year based upon Company’s determination, in its discretion, of Company’s estimated, projected performance for calendar year 2018 using applicable information readily and reasonably available as of the Separation Date to extrapolate the extent to which Company’s estimated calendar year 2018 performance is or would be sufficient to result in the achievement of Employee’s target bonus for the 2018 calendar year, pro-rated for the number of days of calendar year 2018 preceding the Separation Date (the “Bonus Payment”);
(d)    accelerated vesting, as of the Separation Date of the unvested portion of the restricted stock awards set forth on Exhibit B (“Specified Restricted Stock Awards”);
(e)    subject to Employee’s continued service under the Independent Contractor Agreement and continued compliance with the covenants set forth in Section 7 of the Independent Contractor Agreement and the PIIA (as defined in the Independent Contractor Agreement), continued vesting of the unvested portion of the stock options set forth on Exhibit C (the “Specified Stock Options”) until the first to occur of (i) the second anniversary of the Separation Date or (ii) the date of expiration of the Term (as defined in the Independent Contractor Agreement), subject to the provisions Section 3 of

Exhibit 10.1

the Independent Contractor Agreement regarding termination by the Company other than for cause or due to Employee’s breach of this Agreement or the Independent Contractor Agreement including, without limitation, breach of any covenant set forth in Section 7 thereof, or the PIIA (i.e., treating the Term as remaining in effect until the third anniversary of the Separation Date for purposes of this Section 1(e));
(f)    subject to Employee’s continued service under the Independent Contractor Agreement and continued compliance with the covenants set forth in Section 7 of the Independent Contractor Agreement and the PIIA, continued exercisability of the vested portion of the Specified Stock Options until the first to occur of (i) the last day on which such options are or would be exercisable in accordance with the terms thereof determined as if Employee continued to provide continuous services through such date, (ii) the third anniversary of the Separation Date, or (iii) the date of expiration of the Term (as defined in the Independent Contractor Agreement), subject to the provisions Section 3 of the Independent Contractor Agreement regarding termination by the Company other than for cause or due to Employee’s breach of this Agreement or the Independent Contractor Agreement including, without limitation, breach of any covenant set forth in Section 7 thereof, or the PIIA (i.e., treating the Term as remaining in effect until the third anniversary of the Separation Date for purposes of this Section 1(f));
(g)    payment to Employee of an amount, as computed by the Company, representing the cost of COBRA coverage for Employee and his eligible dependents who were enrolled in the applicable health insurance plans as of the Separation Date under Company’s health insurance plans (i.e., medical, dental, prescription drug and group life) for eighteen months following the Separation Date, if needed. Notwithstanding the foregoing, Employee shall cease to receive payment of the cost of COBRA coverage on the date Employee accepts employment with a subsequent employer, and Employee shall be responsible for paying the COBRA premiums and timely electing to continue coverage under COBRA of the medical benefits provided to Employee in effect as of the Separation Date; and
(h)    reasonable outplacement services, on an in-kind basis, from a firm selected by Company, suitable to Employee’s position and directly related to Employee’s retirement, for a period of twelve (12) months following the Separation Date, in an aggregate amount of cost to the Company not to exceed $10,000. Notwithstanding the foregoing, Employee shall cease to receive outplacement services on the date Employee accepts employment with a subsequent employer.
The Severance Payment shall be made on or before the first business day of the calendar month occurring after the sixtieth (60th) day following the Separation Date, and the Bonus Payment shall be paid on or about the same time that other Company executives are paid (or would be paid) their respective bonus for the 2018 calendar year, as determined by the Company, which payment shall occur no later than March 15, 2019, provided that, in each case, Employee executes, and does not revoke, this Agreement. The consideration described in this Section 1 exceeds the amounts Employee would otherwise be eligible to receive under law, agreement and/or Company policies.
2.    During the period through and including the Separation Date, and unless otherwise directed by the Company as provided in Section 1 above, Employee shall continue to perform his duties and responsibilities as Chief Executive Officer of Company and will assist in the recruitment and transition to a new Chief Executive Officer for the Company. In the event that during such period, Employee resigns, dies, is disabled, breaches any representation, warranty or covenant set forth in this Agreement, or is terminated for Cause (as defined in Employee’s Employment Agreement dated February 1, 2014), then this Agreement and the Independent Contractor Agreement shall terminate and have no force or effect.

Exhibit 10.1

3.    Subject to Employee’s continued compliance with the covenants set forth in Section 7 of the Independent Contractor Agreement and the PIIA, if a Change in Control (as defined in Employee’s Employment Agreement dated February 1, 2014) occurs during the Term of the attached Independent Contractor Agreement (or through the third anniversary of the Separation Date if the Independent Contractor Agreement is terminated by the Company other than for cause or due to Employee’s breach of this Agreement or the Independent Contractor Agreement including, without limitation, breach of any covenant set forth in Section 7 thereof, or the PIIA), solely as a result of the Change in Control, then (a) such portion of the Specified Stock Options (other than the stock options granted to Employee on May 31, 2017) held by Employee that would have become vested and exercisable had Employee provided services under the Independent Contractor Agreement through the second anniversary of the Separation Date shall become fully vested and exercisable as of the date of and immediately prior to the Change in Control and (b) the unvested portion of the stock options granted to Employee on May 31, 2017 shall become fully vested and exercisable as of the date of and immediately prior to the Change in Control.
Employee and Company agree that:
(a)     other than the Specified Restricted Stock Awards, the vesting of which shall be governed by the terms of this Agreement, the unvested portion of all other restricted stock awards, restricted stock unit awards and other performance awards granted to Employee shall expire and be forfeited as of the Separation Date,
(b)    other than the Specified Stock Options, the vesting and exercisability of which shall be governed by the terms of this Agreement (including Exhibit C), the vesting and exercisability of all other stock options granted to Employee shall be determined without regard to Employee’s continued service under the Independent Contractor Agreement and as if Employee’s continuous service terminated on the Separation Date,
(c)     all of Employee’s other rights and obligations with regard to any equity in the Company shall be governed by the terms of any applicable stock option, restricted stock, and restricted stock unit agreement(s) between Employee and Company, except as provided by this Agreement, and
(d)     in the event of any conflict between this Agreement, Section 5 of Employee’s Employment Agreement, and the terms of any applicable stock option, restricted stock, and restricted stock unit agreement(s) between Employee and Company, the terms of this Agreement shall control.
Employee acknowledges and agrees that any incentive stock options held by Employee will cease to be so characterized if exercised by Employee more than three (3) months following the Separation Date.
4.    As consideration for Company to enter into this Agreement, Employee agrees that he will continue to provide consulting support to Company pursuant to the Independent Contractor Agreement and will not file any complaints or other proceedings against Company or any Released Party (as defined below) with any court or arbitrator based on any claim released by this Agreement, and that if any court or arbitrator assumes jurisdiction of any proceeding against Company or any Released Party on his behalf, Employee will immediately take all actions necessary to assure the matter is dismissed or closed. The provisions of this Agreement do not prohibit or prevent Employee from filing suit to challenge the Company’s compliance with the waiver requirements of the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act. Employee further acknowledges that nothing in the Agreement prohibits or prevents Employee from filing a charge with the Equal Employment

Exhibit 10.1

Opportunity Commission, California Department of Fair Employment and Housing, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (each a “Government Agency"), or participating, testifying or assisting in any investigation, hearing or other proceeding before any Government Agency. However, Employee acknowledges that to the maximum extent permitted by law, Employee is not entitled to any monetary damages or other individual relief resulting from any charge, claim or complaint pertaining or otherwise relating to any or all of the claims that are waived or released under this Agreement, including, without limitation, pursuant to Section 5 or Section 6 below, that is filed with any Government Agency, except nothing in this Agreement prohibits or prevents Employee from receiving individual monetary awards or other individual relief by virtue of providing information to the U.S. Securities and Exchange Commission or filing a charge, claim or complaint protected under the whistleblower provisions of federal law or regulations or participating in a federal whistleblower programs including but not limited to any such programs managed by the U.S. Securities and Exchange Commission and/or the Occupational Safety and Health Administration.
5.    In exchange for the consideration referred to in Section 1 above, Employee waives and releases all claims, known and unknown, which he might otherwise have had, as of the date of execution of this Agreement, against Company or any of its parent or affiliated companies, or any of its or their respective officers, directors, stockholders, employees, attorneys, insurers, agents, successors or assigns (collectively, the “Released Parties”), including but not limited to claims regarding any aspect of Employee’s employment or compensation, the cessation of Employee’s employment, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, 42 U.S.C. section 1981, the Fair Labor Standards Acts, the California Fair Employment and Housing Act, California Government Code section 12900, et seq., the Unruh Civil Rights Act, California Civil Code section 51, all provisions of the California Labor Code and the Employee Retirement Income Security Act, 29 U.S.C. section 1001, et seq., all as amended, any other federal, state or local law, regulation or ordinance or public policy, contract, tort or property law theory, or any other cause of action whatsoever that arose on or before the date Employee executes this Agreement.
6.    It is further understood and agreed that as a condition of this Agreement, all rights under Section 1542 of the Civil Code of the State of California are expressly waived by Employee. Such Section reads as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
Notwithstanding Section 1542, and for the purpose of implementing a full and complete release and discharge of the Released Parties, Employee expressly acknowledges that this Agreement is intended to include and does include in its effect, without limitation, all claims which Employee does not know or suspect to exist in Employee’s favor against the Released Parties at the time of execution hereof, and that this Agreement expressly contemplates the extinguishment of all such claims.
7.    Company and Employee agree that they will execute the General Release attached to this Agreement as Exhibit D on the Separation Date. Company’s obligation to provide Employee the compensation and benefits set forth in Section 1 above and engage Employee as an independent contractor pursuant to this Agreement and the Independent Contractor Agreement is expressly conditioned upon the Company’s timely receipt of a valid and properly executed General Release from Employee as described

Exhibit 10.1

herein, and Employee not revoking that General Release as provided in the General Release. The terms of the release provided in Sections 5 and 6 above shall remain in full force and effect, and shall remain binding even if Employee fails to execute the General Release attached to this Agreement as Exhibit D.
8.    Employee acknowledges that he is entering into this Agreement in return for such portion of the consideration described in Section 1 above that Employee would not otherwise have been entitled to receive under his Employment Agreement dated February 1, 2014. Employee further agrees that no promises, representations, or inducements have been made to him which caused him to sign this Agreement other than those which are expressly set forth above in Section 1. This Agreement contains all of the terms, promises, representations, and understandings made between the parties regarding the subject matter of this Agreement; provided, however, that notwithstanding any provision of this Agreement to the contrary, Employee’s Proprietary Information and Inventions Agreement and Indemnification Agreement shall remain in full force and effect in accordance with their terms.
9.    The parties agree to act in good faith so as not to harm the business reputation and/or reputation of the other party in any way and not to make any written or oral statements about one another, including any of the Company’s directors, management, personnel, business, products or prospects, or any of the Released Parties that are false, critical, negative, defamatory or disparaging, including via internet and media.  Nothing in this Agreement shall preclude either party from communicating or testifying truthfully (a) to the extent expressly required by law, (b) to any state or federal government agency, (c) in response to subpoena to testify issues by a court of competent jurisdiction, or (d) in any action to challenge or enforce the terms of this Agreement. Without limiting the remedies available to Company, the parties agree that any breach of this Section 9 of this Agreement shall be considered a material breach for which the non-breaching party may seek injunctive relief, and Employee agrees that any such breach will result in immediate forfeiture of any future payments and benefits to be provided to Employee under this Agreement. In addition, the parties agree that the non-breaching party reserves any and all other legal or equitable rights it may have against the other party for breach of this Agreement, and that the non-breaching party shall be entitled to recover from the other party any and all contractual and extra-contractual consequential damages occasioned by any such material breach.
10.    Employee acknowledges that as of the date Employee signs this Agreement, Employee has been paid or received all wages and other compensation owing and payable as of that date, less appropriate withholdings.
11.    Employee will return all Company property in Employee’s possession, whether in tangible or electronic form, including, without limitation, computers, phones, printers, furniture and all data, analysis and reports regarding Company and its business, operations, intellectual property, other assets and products or potential products, on the Separation Date or on such earlier date as the Company may request, provided however, that (i) Company shall provide Employee with a replacement laptop and cell phone of reasonably similar cost, quality and specifications (the cost of which shall be subject to applicable withholdings as required by law) and (ii) Company’s information technology group shall assist Employee in securely transferring all personal information on any Company computer to a personal computer or other storage location.
12.    This Agreement will be interpreted in accordance with the laws of the State of California. All provisions of this Agreement are severable. Accordingly, if any provision of this Agreement is found to be unenforceable, the other provisions shall remain fully valid and enforceable.

Exhibit 10.1

13.    In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement, the matter shall be determined by arbitration, which shall take place in Orange County, California, under the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association as then in effect. A copy of those Arbitration Rules and Mediations Procedures can be found at https://www.adr.org/sites/default/files/employment_arbitration_rules_and_mediation_procedures_0.pdf. The arbitrator shall be a retired Superior Court judge mutually agreeable to the parties and if the parties cannot agree such person shall be chosen in accordance with the rules of the American Arbitration Association. The arbitrator shall be bound by applicable legal precedent in reaching his or her decision. Any judgment upon such award may be entered in any court having jurisdiction thereof. Any decision or award of such arbitrator shall be final and binding upon the parties and shall not be appealable. The parties hereby consent to the jurisdiction of such arbitrator and of any court having jurisdiction to enter judgment upon and enforce any action taken by such arbitrator. The fees payable to the American Arbitration Association and the arbitrator shall be paid by the Company. All proceedings under this Section 9, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by the parties and by the arbitrator.
14.    Employee acknowledges that: (a) Company has advised Employee to consult with an attorney and tax advisor prior to the execution of this Agreement; (b) Employee has had the opportunity to discuss this Agreement with his attorneys and tax advisors, to the full extent he so desires; (c) Employee has carefully read and fully understands all of the provisions of this Agreement; (d) Employee fully understands that this Agreement releases all of his claims, both known and unknown, against Company and the Released Parties; (e) Employee signs this Agreement voluntarily; and (f) Employee has the capacity to enter into this Agreement.
15.    To the maximum extent permissible by applicable law, the payments and benefits payable under this Agreement shall be interpreted to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), including, without limitation, the exemptions pursuant to Treasury Regulation Sections 1.409A-1(b)(4) and 1.409A-1(b)(9). To the extent the payments and benefits under this Agreement are subject to Section 409A of the Code, this Agreement shall be interpreted, construed and administered in a manner that satisfies the requirements of Sections 409A(a)(2), (3) and (4) of the Code and the Treasury Regulations thereunder. If the Company and Employee determine that any compensation, benefits or other payments that are payable under this Agreement and intended to comply with Sections 409A(a)(2), (3) and (4) of the Code do not comply with Section 409A of the Code, the Company and Employee agree to amend this Agreement, or take such other actions as the Company and Employee deem reasonably necessary or appropriate, to comply with the requirements of Section 409A of the Code, while preserving the economic agreement of the parties. In the case of any compensation, benefits or other payments that are payable under this Agreement and intended to comply with Sections 409A(a)(2), (3) and (4) of the Code, if any provision of the Agreement would cause such compensation, benefits or other payments to fail to so comply, such provision shall not be effective and shall be null and void with respect to such compensation, benefits or other payments, and such provision shall otherwise remain in full force and effect. The Employee’s right to receive installment payments of any severance payments or benefits under this Agreement shall be treated as a right to receive a series of separate payments, and accordingly, each installment payment shall at all times be considered a separate and distinct payment. To the extent any reimbursement of expenses under this Agreement is subject to Section 409A of the Code, the reimbursements shall be paid in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) and be paid on or before the last day of Employee’s taxable year following the taxable year in which Employee incurred the expenses. If Employee is a specified employee on the Separation

Exhibit 10.1

Date, any payments or benefits (or portion thereof) under this Agreement that are subject to Section 409A of the Code and payable upon Employee’s separation from service shall be delayed in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, and such payments or benefits shall be paid or distributed to Employee during the thirty (30) day period commencing on the earlier of (a) the expiration of the six-month period measured from the date of Employee’s separation from service or (b) the date of Employee’s death. Upon the expiration of the applicable six-month period under Section 409A(a)(2)(B)(i) of the Code, all payments deferred pursuant hereto shall be paid in a lump sum payment to Employee (or Employee’s estate, in the event of Employee’s death). Any remaining payments due under the Agreement shall be paid as otherwise provided herein.
16.    Employee understands that he has twenty-one (21) days to review and fully consider this Agreement before signing it, and that he may take as much of that period as he wishes prior to signing it. Employee also understands that within seven (7) days of the date of signing this Agreement, he has the right to revoke this Agreement. Any such revocation must be made in a signed writing delivered to Company, c/o Jeremy Hayden, General Counsel, within the seven (7) day revocation period. If Employee timely revokes this Agreement, it shall not be effective or enforceable, Employee must immediately return any compensation and benefits provided by this Agreement and not otherwise required by law received by Employee prior to the expiration of such revocation period and Employee will not thereafter receive any other compensation and benefits provided by this Agreement and not otherwise required by law.
17.    Company and Employee acknowledge that Employee may be entitled to advancement or indemnification to the extent provided in (and subject to the terms of) Company’s certificate of incorporation, Company’s bylaws, and that certain Indemnification Agreement between Company and Employee dated February 1, 2014, to the extent not prohibited by applicable law.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Exhibit 10.1

THE SIGNATURES BELOW MEAN THAT THE UNDERSIGNED HAVE READ THIS SEVERANCE AGREEMENT AND GENERAL RELEASE, FULLY UNDERSTAND SAME, AND AGREE AND VOLUNTARILY CONSENT TO ALL THE TERMS AND CONDITIONS CONTAINED IN THIS AGREEMENT.

DATED: February 21, 2018	JOHN McDERMOTT /s/ John McDermott
DATED: February 21, 2018	ENDOLOGIX, INC. By: /s/ Dan Lemaitre Name: Dan Lemaitre Title: Chairman of the Board

Exhibit 10.1

EXHIBIT A
AGREEMENT FOR INDEPENDENT CONTRACTOR SERVICES
This Agreement for Independent Contractor Services (the “Agreement”) is entered into by and between Endologix, Inc. (the “Company”) and John McDermott (“Independent Contractor”).
WHEREAS, the Company desires to retain Independent Contractor to perform services for the Company, as more particularly described herein; and
WHEREAS, Independent Contractor is in the business of providing such services and has agreed to provide such services pursuant to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, the parties agree as follows:
1.Services to Be Performed. Independent Contractor will consult for, advise the Company on, and/or perform services relating to the Company’s business and activities as directed by the Chairman of the Company’s Board of Directors (the “Chairman”), the Chief Executive Officer of the Company (the “CEO”), or their respective designees, which services may include without limitation, marketing and promotional activities, customer and vendor engagement and outreach, and similar services. Independent Contractor also agrees to provide the Company with such other services that may be reasonably requested from time to time by the Chairman or CEO. Independent Contractor agrees to use his best efforts in the performance of his obligations under this Agreement. Independent Contractor shall cooperate with the Company’s personnel and shall observe all Company rules, including specifically those relating to discrimination and harassment, security and confidentiality. This consulting work shall be limited to ten hours per month or less.
2.Proprietary Information and Inventions Agreement. Independent Contractor agrees to sign and abide by the Company’s Proprietary Information and Inventions Agreement (“PIIA”).
3.Termination. The term of this Agreement shall begin on the Separation Date and expire on the first to occur of (a) the third anniversary of the Separation Date or (b) the earlier termination of this Agreement by either party in accordance with this Section 3 (the “Term”). At any time on or before the third anniversary of the Separation Date, this Agreement may be terminated by either party, with or without cause (which may relate to Independent Contractor’s actions under this Agreement or during his previous employment with the Company), and with or without prior notice.
In the event that this Agreement is terminated by the Company, other than for cause or due to Independent Contractor’s breach of a term or provision of this Agreement, including, without limitation, breach of any covenant set forth in Section 7 herein, the Severance Agreement and General Release signed by the parties, or the PIIA, then Independent Contractor’s Specified Stock Options (as defined in the Severance Agreement and General Release signed by the parties) shall:
(a) continue to vest in accordance with Section 1(e) of the Severance Agreement and General Release signed by the parties;

Exhibit 10.1

(b) be exercisable in accordance with Section 1(f) of the Severance Agreement and General Release signed by the parties; and
(c) remain subject to acceleration upon a Change in Control (as defined in Independent Contractor’s Employment Agreement dated February 1, 2014) pursuant to the first sentence of Section 3 of the Severance Agreement and General Release signed by the parties, in each case determined as if the Term did not expire until the third anniversary of the Separation Date and Independent Contractor continued to provide services through such date and subject to Independent Contractor’s continued compliance with the covenants set forth in Section 7 herein and the PIIA.
Further, if the Company terminates this Agreement prior to the third anniversary of the Separation Date, other than for cause or due to Independent Contractor’s breach of a term or provision of this Agreement, including, without limitation, breach of any covenant set forth in Section 7 herein, the Severance Agreement and General Release signed by the parties, or the PIIA, then the Company shall continue to pay the monthly consulting fee set forth in Section 9 of this Agreement as if the Term did not expire until the third anniversary of the Separation Date and Independent Contractor continued to provide services through such date and subject to Independent Contractor’s continued compliance with the covenants set forth in Section 7 herein and the PIIA.
4.Independent Contractor Status. It is the express intention of the parties hereto that Independent Contractor is and at all times during the Term of this Agreement shall remain an independent contractor and not an employee, agent, joint venturer or partner of the Company for any purposes whatsoever.
5.Performance of Services. The Company and Independent Contractor shall mutually agree upon the time, place, methods, manner and means of performing the Services. In performing the Services, the amount of time devoted by Independent Contractor on any given day will be mutually agreed upon by the Company and Independent Contractor.
6.Final Results. In the performance of the Services, Independent Contractor has the authority to control and direct the performance of the details of the Services, the Company being interested only in the results obtained. However, the Services contemplated herein must meet the Company’s standards and approval.

7.	Covenants.
(a)    Non-Solicitation. Independent Contractor acknowledges that in the course of Independent Contractor’s employment with the Company and during the Term of this Agreement Independent Contractor gained and will gain knowledge of certain proprietary and confidential trade secret information of the Company, including but not limited to the Company’s product pipeline and related research and development strategy, regulatory approvals and related information and strategy, the business strategy of the Company and the business and clinical needs and activity of any and all customers of the Company (“Confidential Information”). Independent Contractor further acknowledges that Confidential Information is material and important and gravely affects the successful conduct of the Company’s business. Accordingly, as an additional inducement for the Company to enter into this Agreement Independent Contractor agrees that during the Term and for a period of one year following the third anniversary of the Separation Date, Independent Contractor shall not directly or indirectly (a) solicit or attempt to solicit any employee of the Company as of the date of this Agreement who is then still employed

Exhibit 10.1

by the Company (each, a “Covered Employee”) to leave his or her employment with the Company, or induce or attempt to induce any such Covered Employee to terminate or breach his or her employment or similar agreement with the Company, or (b) use any Confidential Information to solicit, contact, or attempt to solicit or contact, or meet with the Company’s current customers for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company.
(b)    Non-Competition. As an additional inducement for the Company to enter into this Agreement, Independent Contractor agrees that during the Term, Independent Contractor shall not, directly or indirectly, own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any material interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business activity anywhere in the world that engages in the research, development, manufacturing, marketing, distribution, commercialization, sale, import or export of any products for the endovascular treatment of aortic aneurysms, dissections or occlusions (such business, a “Competing Business”). Nothing herein shall prohibit Independent Contractor from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation engaged in a Competing Business, provided that such ownership represents a passive investment and that Employee is not a controlling person of, or a member of a group that controls, such corporation.
(c)    Non-Disparagement. As an additional inducement for the parties to enter into this Agreement, each party agrees to act in good faith so as not to harm the business reputation of the other party in any way and agrees that he/it will not at any time make, publish, or communicate to any person or entity or in any public forum any false, negative, critical, defamatory or disparaging remarks, comments, or statements concerning the other party or, in case of the Company, its business, prospects or products, or any of its directors, officers or employees. The Company shall make reasonable efforts to cause its current senior executive officers or any current member of the Board of Directors to comply with this requirement.
(d)    Scope. It is the desire and intent of the Company and Independent Contractor that the provisions of this Section 7 and the PIIA shall be enforced to the fullest extent permissible under applicable laws and regulations applied in each jurisdiction in which enforcement is sought. If any of the covenants set forth herein are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Independent Contractor.
(e)    Breach. In the event of a breach by Independent Contractor of any of the covenants set forth in this Section 7 and the PIIA after the expiration of the Term, any and all of Independent Contractor’s rights to additional vesting, exercisability or other remuneration or compensation under Section 3 hereof or the Severance Agreement and General Release signed by the parties (if any) shall, effective as of the date of such breach, cease, terminate and be of no further force and effect. In addition, Independent Contractor hereby consents and agrees that the Company shall be entitled to, in addition to other available remedies, a temporary or permanent injunction or other equitable relief from any court of competent jurisdiction against or in respect of any breach at any time by Independent Contractor of any of the covenants set forth in this Section 7 and the PIIA.
(f)    No Liability. Independent Contractor acknowledges that Independent Contractor was informed that Independent Contractor has right under 18 U.S.C. Section 1833(b) which states in part: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that - (A) is made (i) in confidence to a Federal, State, or local government

Exhibit 10.1

official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement creates liability for actions taken by Independent Contractor permitted under 18 U.S.C. Section 1833(b).

8.No Employment Benefits. Independent Contractor shall not be entitled to any employment benefits made available to employees from time to time, other than those to which he may be entitled under the Severance Agreement and General Release signed by the parties. Independent Contractor shall be solely responsible for all state and federal income taxes, unemployment insurance, social security taxes and state disability insurance and for maintaining adequate workers’ compensation insurance coverage to the extent legally required.
9.Compensation. For the full and proper performance of this Agreement, and subject to Sections 3 and 7(e) and above, the Company has agreed to compensate Independent Contractor by providing additional vesting and exercisability of certain equity awards as set forth in the Severance Agreement and General Release. During the Term of this Agreement (and subject to Section 3 above), the Company shall pay Independent Contractor a monthly consulting fee, in arrears, for each completed month of service in the amount of $2,000 as consideration for Independent Contractor’s consulting services, to be directed by the Chairman, CEO or their respective designees.
10.Expenses. The Company shall reimburse Independent Contractor for all pre-approved out-of-pocket travel and related expenses incurred by Independent Contractor in connection with the performance of services under this Agreement, provided that Independent Contractor provides accounts or invoices therefor evidencing such expenses. Except as otherwise set forth herein, Independent Contractor shall be responsible for all business expenses incurred by Independent Contractor in connection with, or related to, the performance of services under this Agreement..
11.No Authority to Bind. Independent Contractor shall have no power to obligate, commit or legally bind the Company in any manner whatsoever, and the Company shall have no liability to Independent Contractor or to others for any acts or omissions of Independent Contractor.
12.Warranties. Independent Contractor will assume sole responsibility for his compliance with applicable federal and state laws and regulations, and shall rely exclusively upon his own determination, or that of its legal advisers, that the performance of services and the receipt of fees hereunder comply with such laws and regulations.
13.Non-Assignability of Contract. This Agreement is personal to Independent Contractor and he shall not have the right to assign any of his rights or delegate any of his duties without the express written consent of the Company.
14.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement, the matter shall be determined by arbitration, which shall take place in Orange County, California, under the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association as then in effect. A copy of those Arbitration Rules and Mediations Procedures can be found at https://www.adr.org/sites/default/files/employment_arbitration_rules_and_mediation_procedures_0.pdf. The arbitrator shall be a retired Superior Court judge mutually agreeable to the parties and if the parties cannot agree such person shall be chosen

Exhibit 10.1

in accordance with the rules of the American Arbitration Association. The arbitrator shall be bound by applicable legal precedent in reaching his or her decision. Any judgment upon such award may be entered in any court having jurisdiction thereof. Any decision or award of such arbitrator shall be final and binding upon the parties and shall not be appealable. The parties hereby consent to the jurisdiction of such arbitrator and of any court having jurisdiction to enter judgment upon and enforce any action taken by such arbitrator. The fees payable to the American Arbitration Association and the arbitrator shall be paid by the Company. All proceedings under this Section 14, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by the parties and by the arbitrator.
15.Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable laws and regulations, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision, but this Agreement shall, subject to Section 7(d) hereof, be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had been replaced by a valid, legal and enforceable provision that comes closest to expressing the intention of the parties hereto..
16.Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and Independent Contractor.
17.Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.
18.Complete Agreement. This Agreement, along with the PIIA and the Severance Agreement and General Release, contains the entire understanding between the parties and supersedes, replaces and takes precedence over any prior or contemporaneous understanding or oral or written agreement between the parties respecting the subject matter of this Agreement, including, without limitation, Independent Contractor’s Employment Agreement with the Company dated February 1, 2014; provided, that nothing in this Agreement is intended to alter the Severance Agreement and General Release signed by the parties. There are no other representations, agreements, arrangements, nor understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Exhibit 10.1

This Agreement is executed and entered into on the date(s) set forth below.

JOHN McDERMOTT                    ENDOLOGIX, INC.
/s/ John McDermott                    By:    /s/ Dan Lemaitre

Date:    February 21, 2018                Name:    Dan Lemaitre

Title:    Chairman of the Board

Date:    February 21, 2018

Exhibit 10.1

EXHIBIT B
ACCELERATED EQUITY AWARDS

The restricted stock award granted to Employee on May 28, 2015.
The restricted stock award granted to Employee on February 4, 2016.

For the avoidance of doubt, “Accelerated Equity Awards” shall not include the restricted stock award granted to Employee on May 22, 2014 or the performance stock awards granted to Employee on May 22, 2014, May 28, 2015 or May 31, 2017 (which performance stock awards have been cancelled because the performance criteria were not met).

Exhibit 10.1

EXHIBIT C
SPECIFIED STOCK OPTIONS

The stock options granted to Employee on July 6, 2009.
The stock options granted to Employee on May 20, 2010.
The stock options granted to Employee on May 25, 2011.
The stock options granted to Employee on February 4, 2016.
The stock options granted to Employee on May 31, 2017.

For the avoidance of doubt, “Specified Stock Options” shall not include the stock options granted to Employee on May 12, 2008 (which shall continue until their expiration on May 12, 2018) , or May 22, 2014 or May 28, 2015 (both of which shall terminate on the Separation Date).

Exhibit 10.1

EXHIBIT D
GENERAL RELEASE
This General Release (the “General Release” or the “Agreement”) is entered into by and between Endologix, Inc. (the “Company”) and John McDermott (“Independent Contractor”).
1.    In exchange for the consideration referred to in paragraph 1 above, Employee waives and releases all claims, known and unknown, which he might otherwise have had, as of the date of execution of this General Release, against Company or any of its parent or affiliated companies, or any of its or their respective officers, directors, stockholders, employees, attorneys, insurers, agents, successors or assigns (collectively, the “Released Parties”), including but not limited to claims regarding any aspect of Employee’s employment or compensation, the cessation of Employee’s employment, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, 42 U.S.C. section 1981, the Fair Labor Standards Acts, the California Fair Employment and Housing Act, California Government Code section 12900, et seq., the Unruh Civil Rights Act, California Civil Code section 51, all provisions of the California Labor Code and the Employee Retirement Income Security Act, 29 U.S.C. section 1001, et seq., all as amended, any other federal, state or local law, regulation or ordinance or public policy, contract, tort or property law theory, or any other cause of action whatsoever that arose on or before the date Employee executes this Agreement.
2.    It is further understood and agreed that as a condition of this General Release, all rights under Section 1542 of the Civil Code of the State of California are expressly waived by Employee. Such Section reads as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
Notwithstanding Section 1542, and for the purpose of implementing a full and complete release and discharge of the Released Parties, Employee expressly acknowledges that this Agreement is intended to include and does include in its effect, without limitation, all claims which Employee does not know or suspect to exist in Employee’s favor against the Released Parties at the time of execution hereof, and that this Agreement expressly contemplates the extinguishment of all such claims.
3.    This General Release does not limit Employee’s right to file a charge or complaint with any state or federal agency, or to cooperate in such a matter, although Employee expressly waives and relinquishes all right to any relief that any governmental agency may obtain on his behalf. This General further does not preclude Employee from filing suit to challenge the Foundation’s compliance with the waiver requirements of the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act.
4.    Employee represents and acknowledges that Employee has returned to the Company all Company property in Employee’s possession, whether in tangible or electronic form, including, without limitation, computers, phones, printers, furniture and all data, analysis and reports regarding Company and its business, operations, intellectual property, other assets and products or potential products. Employee further represents and warrants that Employee has no other Company property in Employee’s possession or under Employee’s control, including hard copy or electronically stored documents, computer disks, written policies or procedures or other documents pertaining to any past, present or known

Exhibit 10.1

prospective clients of the Company, and that Employee has not given these or similar items to any third party, except in the course and scope of Employee’ employment with the Company.
5.    Employee understands that he had twenty-one (21) days to review and fully consider this General Release before signing it. Employee also understands that within seven (7) days of the date of signing this General Release, he has the right to revoke this General Release. Any such revocation must be made in a signed writing delivered to Company, c/o Jeremy Hayden, General Counsel, within the seven (7) day revocation period. If Employee timely revokes this General Release, it shall not be effective or enforceable, Employee must immediately return any compensation and benefits provided by the Agreement and not otherwise required by law received by Employee prior to the expiration of such revocation period and Employee will not thereafter receive any other compensation and benefits provided by the Agreement and not otherwise required by law.
6.    Employee acknowledges and agrees that upon being paid the final payment of his salary and accrued vacation on the Separation Date and any bonus payment payable on or before the Separation Date, Employee has been paid all compensation to which he is entitled in connection with his employment with the Company, including wages, bonuses and accrued vacation up to and including the Separation Date. All such payments will be less appropriate withholdings.

This General Release is executed and entered into on the date(s) set forth below.

JOHN McDERMOTT                    ENDOLOGIX, INC.
By:

Date:                            Name:

Title:

Date: